Exhibit 10.9
Guaranty Agreement
This Guaranty Agreement (this “Guaranty”) is made as of the 26th day of June, 2013, by KBS SOR Properties, LLC, a Delaware limited liability company (“Guarantor”), in favor of Bank of America, N.A., a national banking association (together with its successors and assigns, “Lender”).
Recitals
KBS SOR Northridge, LLC, a Delaware limited liability company, KBS SOR Powers Ferry Landing East, LLC, a Delaware limited liability company, KBS SOR 6565-6575 West Loop South, LLC, a Delaware limited liability company, and KBS SOR Austin Suburban Portfolio, LLC, a Delaware limited liability company (each, a “Borrower” and, collectively, “Borrowers”), have requested that Lender make a loan (the “Loan”) to Borrowers evidenced by a Promissory Note of even date herewith in the original principal amount of One Hundred Twenty Million and No/100 Dollars ($120,000,000.00) made by Borrowers to the order of Lender (as the same may from time to time be amended, supplemented, restated or otherwise modified, the “Note”). Certain terms and conditions of the Loan are set forth in the Term Loan Agreement of even date herewith between Borrowers and Lender (as the same may from time to time be amended, supplemented, restated or otherwise modified, the “Loan Agreement”). As a condition precedent to making the Loan, Lender has required that Guarantor execute and deliver this Guaranty to Lender. Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement.
Agreements
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce Lender to make the Loan to Borrowers, Guarantor hereby guarantees to Lender the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:
Section 1.Guaranty of Payment.
(a)    Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of (i) subject to the provisions of Section 1(b), Section 1(c) and Section 1(d) below, all principal of the Loan now or hereafter due and owing, or which any Borrower is obligated to pay, pursuant to the terms of the Note, the Loan Agreement, the Security Instruments, any of the other Loan Documents, as the same may from time to time be amended, supplemented, restated or otherwise modified, and (ii) 100% of all amounts owing under the Environmental Agreements by Borrowers if (and only if) the Environmental Insurance Policy (as defined in and substantially and materially in the form approved by Lender pursuant to the Loan Agreement) is not then in place or, if not then in place, does not otherwise cover a Borrower for claims relating to environmental matters when and if demand is made by Lender under the Environmental Agreement delivered by such Borrower (i.e., Guarantor shall have no liability under this Guaranty for, and the Indebtedness (as hereinafter defined) shall not include, amounts owing under any of the Environmental Agreements so long as the Environmental Insurance Policy is in place or otherwise covers the liability of a Borrower for environmental matters at the time demand is made by Lender to such Borrower under the Environmental Agreement delivered by such Borrower, whether or not the claim relating to any such environmental matter is a covered claim under such Environmental Insurance Policy) (the amounts described in clauses (i) and (ii) above shall be referred to herein, collectively, as the “Indebtedness”). The Indebtedness shall also include all costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies under this Guaranty, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees, whether or not suit is filed or other proceedings are initiated thereon. This Guaranty covers, subject to the other terms and conditions of this Guaranty, the Indebtedness presently outstanding and the Indebtedness arising subsequent to the date hereof, including all amounts advanced by Lender in stages or installments. The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.
(b)    Notwithstanding anything stated to the contrary in Section 1(a) above, and subject to Section 1(c) below, Guarantor’s maximum liability under clause (i) of Section 1(a) of this Guaranty shall in no event exceed twenty-five percent (25%) (the “Repayment Guaranty Obligation”), of the then outstanding principal balance under the Loan (the “Guaranteed Principal Amount”), such amount calculated as of the date the outstanding principal balance of the Loan becomes due and payable in full as a result of maturity or acceleration or otherwise. The Guaranteed Principal Amount shall only be reduced by payments actually received by Lender from Guarantor, which are applied to the outstanding principal balance of the Loan. In no event shall any payment received by Lender from any other party with respect to the Loan, or any amount received by Lender as a result of any exercise of remedies by Lender under any other Loan Document, reduce the Guaranteed Principal Amount or any other obligation of Guarantor hereunder.
(c)    Notwithstanding Section 1(b) above, Guarantor shall be liable for one hundred percent (100%) of the repayment obligations under clause (i) of Section 1(a) upon a Triggering Event (as hereinafter defined).
(d)    Lender shall grant a request by Guarantor to terminate the Guarantor’s obligations under clause (i) of Section 1(a) of this Guaranty (the “Repayment Guaranty Termination Event”), which shall be evidenced, at Guarantor’s request, by a written confirmation in form and substance reasonably acceptable to Guarantor, upon and subject to the following terms and conditions:
(i)    Guarantor shall request the termination, if at all, by written notice to Lender not more than ninety (90) days, and not less than forty-five (45) days, prior to the effective date of any proposed Repayment Guaranty Termination Event each, a “Termination Request Date”).
(ii)    At the time of the request and as of the effective date of any Repayment Guaranty Termination Event, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iii)    Lender shall have received and approved an MAI appraisal of each Property then subject to the lien of any Security Instrument meeting all applicable regulatory requirements, taking into account then-current market conditions.
(iv)    Whether or not the termination becomes effective, Guarantor shall pay all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the requested termination, including appraisal fees and reasonable attorneys’ fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender’s written agreement to the termination shall be due and payable on or prior to Lender’s execution of that agreement (or if the proposed termination does not become effective, then upon demand by Lender), and any future failure to pay such amounts within ten (10) Banking Days following written request of such payment, shall constitute a default under the Loan Documents.
(v)    The Properties then subject to the lien of any Security Instrument shall have a Loan-to-Value Ratio of less than or equal to sixty-five percent (65%). The conditions contained in this clause (v) may be satisfied by, in Borrowers’ sole discretion, (A) repayment of principal of the Loan outstanding under the TILC/Capital Expenditures Holdback, and/or (B) a voluntary paydown of the Loan, without prepayment fees or premiums other than the payment of any Consequential Loss under Section 4 of the Note in an aggregate amount sufficient to cause such Loan-to-Value Ratio to be met.
(vi)    The Properties then subject to the lien of any Security Instrument shall have a Debt Service Coverage Ratio of at least 1.35 to 1.00. The conditions contained in this clause (vi) may be satisfied by, in Borrowers’ sole discretion, (A) repayment of principal of the Loan outstanding under the TILC/Capital Expenditures Holdback, and/or (B) a voluntary paydown of the Loan, without prepayment fees or premiums other than the payment of any Consequential Loss under Section 4 of the Note in an aggregate amount sufficient to cause such Ongoing Debt Service Coverage Ratio to be met. For purposes hereof:
“Debt Service Coverage Ratio” means, as of any Test Date, for a Calculation Period (as defined in the Loan Agreement) of six (6) months, the ratio of Net Operating Income (Guaranty) to Debt Service (as defined in the Loan Agreement) based on an operating statement for the Property for the immediately preceding six (6) month period which complies with the terms of the Loan Agreement;
“Net Operating Income (Guaranty)” means, with respect to any period of time, the amount obtained by subtracting actual Operating Expenses (Guaranty) from Actual Operating Revenue (as defined in the Loan Agreement) and
“Operating Expenses (Guaranty)” means, with respect to any period of time, the total of all expenses actually paid or payable, computed on an annualized basis in accordance with GAAP, of whatever kind relating to the ownership, operation, maintenance or management of the Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes (as defined in the Loan Agreement), advertising expenses, payroll and related taxes, management fees equal to the greater of 3% of Actual Operating Revenue or the management fees actually paid under any management agreement, operational equipment or other lease payments as approved by Lender, and normalized capital expenditures equal to (i) $2.00 per rentable square foot per year for the Northridge Property, Powers Ferry Property, and West Loop Property, and (ii) $1.50 per rentable square foot per year for the Great Hills Property, Park Centre Property and Westech 360 Property, but specifically excluding depreciation and amortization, impairments, income taxes, debt service on the Loan, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such reimbursement by tenant is not included in the calculation of Actual Operating Revenue. Operating Expenses (Guaranty) shall be subject to appropriate seasonal and other adjustments which are either (i) recommended by Borrowers and approved by Lender in Lender’s reasonable discretion, or (ii) otherwise made by Lender in Lender’s reasonable discretion.
In addition to the foregoing, a Repayment Guaranty Termination Event shall be deemed to occur on July 1, 2017 in the event Lender grants a request by Borrowers to extend the Maturity Date of the Note upon the terms and conditions set forth in Section 1A of the Note.
Section 2.    Guaranty of Specific Obligations.
Guarantor also hereby unconditionally and irrevocably guarantees payment of, and agrees to protect, defend, indemnify and hold harmless Lender for, from and against, 100% of any deficiency, loss or damage suffered by Lender because of:
(a)    The intentional misapplication or misappropriation by any Borrower of any funds derived from the Property of such Borrower, including the misapplication or misappropriation by any Borrower of rent, security deposits, insurance proceeds, condemnation awards, or other income arising with respect to any Property;
(b)    Any Borrower’s intentional commission of physical waste with respect to any Property;
(c)    The fraud or intentional misrepresentation by any Borrower or Guarantor made in or in connection with the Loan Documents or the Loan;
(d)    Any voluntary transfer of the Property in violation of the terms of the Loan Documents;
(e)    Any Borrower’s voluntary filing of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by such Borrower, or the involuntary filing against any Borrower by any member of such

Borrower, Guarantor or any Affiliate thereof of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws, and such proceeding is not dismissed within ninety (90) days of the filing thereof (a “Triggering Event”).
Section 3.    Primary Liability of Guarantor.
(a)    This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance, and Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any right to which Guarantor may otherwise have been entitled, whether existing under statute, at Law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person. It shall not be necessary for Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against any Borrower or other Person liable on such indebtedness or for such performance, or to enforce any rights against any security given to secure such indebtedness or performance, or to join any Borrower or any other Person liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Lender from suing on the Note or foreclosing any Security Instrument or exercising any other right under the Loan Documents.
(b)    Suit may be brought or demand may be made against any Borrower or against any or all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.
Section 4.    Certain Agreements and Waivers by Guarantor.
(a)    Guarantor agrees that neither Lender’s rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, Guarantor waives any rights, claims or defenses arising from any such events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:
(i)    any limitation on the liability of, or recourse against, any other Person in any Loan Document or arising under any Law;
(ii)    any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration or that the obligations of Guarantor hereunder exceed or are more burdensome than those of Borrowers under the other Loan Documents;
(iii)    the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(iv)    the operation of any statutes of limitation or other Laws regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by Lender against Guarantor, to the fullest extent permitted by Law;
(v)    any homestead exemption or any other exemption under applicable Law;
(vi)    any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, or any impairment of Guarantor’s recourse against any Person or collateral;
(vii)    whether express or by operation of Law, any partial release of the liability of Guarantor hereunder (except to the extent expressly so released) or any complete or partial release of any Borrower or any other Person liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;
(viii)    the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of any Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;
(ix)    either with or without notice to or consent of Guarantor, any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance (including changes with respect to the construction of the Improvements) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Lender to any Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;
(x)    any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

(xi)    any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Default or Event of Default, or of any other action taken or refrained from being taken by Lender against any Borrower or any security or other recourse, or of any new agreement between Lender and any Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding each Borrower and any collateral, including any changes in the business or financial condition of each Borrower or any collateral, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning any Borrower or any collateral;
(xii)    the existence of any claim, counterclaim, set‑off or other right that Guarantor may at any time have against any Borrower, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement or any other Loan Document;
(xiii)    the unenforceability of all or any part of the Guaranteed Obligations against any Borrower, whether because the Guaranteed Obligations exceed the amount permitted by Law or violate any usury law, or because the Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because any Borrower has any valid defense, claim or offset with respect thereto, or because any Borrower’s obligation ceases to exist by operation of Law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether any Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of any Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);
(xiv)    any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to any Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Lender, or any action taken or omitted by Lender in any such proceedings, including any election to have Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender in any such proceedings or the taking and holding by Lender of any security for any such extension of credit;
(xv)    any other condition, event, omission, action or inaction that would in the absence of this paragraph result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement;

(xvi)    any early termination of any of the Guaranteed Obligations; or
(xvii)    Lender’s enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis.
(b)    In the event any payment by any Borrower or any other Person to Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar Law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by any Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Lender or paid by Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Lender and any attorneys’ fees, costs and expenses paid or incurred by Lender in connection with any such event.
(c)    It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute, irrevocable and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.
(d)    Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Lender to any Borrower in excess of the Guaranteed Obligations. All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by Lender from any Borrower, any other Person or any other source (other than from Guarantor pursuant to a demand by Lender hereunder), and any amounts realized from any collateral for the Loan, shall be deemed to be applied first to any portion of the Loan which is not covered by this Guaranty, and last to the Guaranteed Obligations, and this Guaranty shall bind Guarantor to the extent of any Guaranteed Obligations that may remain owing to Lender. Lender shall have the right to apply any sums paid by Guarantor to any portion of the Loan in Lender’s sole and absolute discretion.
(e)    If acceleration of the time for payment of any amount payable by any Borrower under the Note, the Loan Agreement, or any other Loan Document is stayed or delayed by any Law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Lender.
(f)    Guarantor unconditionally and irrevocably waives any rights, defenses or remedies Guarantor may have under (i) Section 17.001 of the Texas Civil Practice and Remedies Code, Texas Rule of Civil Procedure 31, and Chapter 43 of the Texas Civil Practice and Remedies Code, entitled Principal and Surety, including notice, discharge, levy and subrogation, and (ii) Sections 51.003 through 51.005 of the Texas Property Code, relating to deficiency judgments.

Section 5.    Subordination.
If, for any reason whatsoever, any Borrower is now or hereafter becomes indebted to Guarantor:
(a)    such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of such Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;
(b)    Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of such Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed; provided, however, that so long as no Default shall have occurred and be continuing, Guarantor shall not be prohibited from receiving such (i) reasonable management fees or reasonable salary from such Borrower as Lender may find acceptable from time to time in its sole and absolute discretion, and (ii) distributions from such Borrower in an amount equal to any income taxes imposed on Guarantor which are attributable to such Borrower’s income from the Property of such Borrower;
(c)    Guarantor hereby assigns and grants to Lender a security interest in all such indebtedness and security therefor, if any, of such Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving such Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of such Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 6, Guarantor shall pay the same to Lender immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lender and shall have absolutely no dominion over the same except to pay it immediately to Lender; and
(d)    Guarantor shall promptly upon written request of Lender from time to time execute such documents and perform such acts as Lender may reasonably require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section 6, including execution and delivery of proofs of claim, further assignments and security agreements, and delivery to Lender of any promissory notes or other instruments evidencing indebtedness of such Borrower to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of such Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

Section 6.    Other Liability of Guarantor or Borrowers.
If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by any Borrower to Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may have against Guarantor. If any Borrower is or becomes indebted to Lender for any indebtedness other than or in excess of the Guaranteed Obligations, any payment received or recovery realized upon such other indebtedness of such Borrower to Lender may be applied to such other indebtedness. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including, if applicable, its capacity as a general partner.
Section 7.    Lender Assigns; Disclosure of Information.
This Guaranty is for the benefit of Lender and Lender’s successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations or any part thereof. Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Guarantor shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith (at no cost, expense, liability or potential liability to Guarantor and provided that such instruments will not modify or affect Guarantor’s rights or obligations under this Guaranty), and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disclose to any such assignee or participant or prospective assignee or participant, to Lender’s affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to any regulatory body having jurisdiction over Lender and to any other parties as necessary or appropriate in Lender’s reasonable judgment, any information Lender now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including information regarding any security for the Guaranteed Obligations or for this Guaranty, and/or credit or other information on Guarantor and/or any other Person liable, directly or indirectly, for any part of the Guaranteed Obligations.
Section 8.    Binding Effect; Joint and Several Liability.
This Guaranty is binding not only on Guarantor, but also on Guarantor’s heirs, personal representatives, successors and assigns. Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor’s estate as to all of the Guaranteed Obligations, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor’s estate, whether or not the Guaranteed Obligations are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.

Section 9.    Governing Law.
This Guaranty is an agreement executed under seal. If any Guarantor is a corporation, the designation “(SEAL)” on this Guaranty shall be effective as the affixing of such Guarantor’s corporate seal physically to this Guaranty. The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of Texas and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable.
Section 10.    Invalidity of Certain Provisions.
If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable Law.
Section 11.    Costs and Expenses of Enforcement.
Guarantor agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies under this Guaranty, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees, whether or not suit is filed or other proceedings are initiated hereon. All such costs and expenses incurred by Lender shall constitute a portion of the Guaranteed Obligations hereunder, shall be subject to the provisions hereof with respect to the Guaranteed Obligations and shall be payable by Guarantor on demand by Lender.
Section 12.    No Usury.
It is not the intention of Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable Law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable Law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable Law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lender.
Section 13.    Representations, Warranties, and Covenants of Guarantor.
Guarantor hereby represents, warrants, and covenants that: (a) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (b) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (c) unless Guarantor is a natural person, Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Guaranty; (d) there is no material litigation pending with respect to which process has been served or, to the knowledge of Guarantor, threatened by or before any tribunal against or affecting Guarantor which, if adversely determined, would have a material adverse effect on Guarantor’s ability to perform its obligations hereunder; (e) all financial statements and information heretofore furnished to Lender by Guarantor do, and all financial statements and information hereafter furnished to Lender by Guarantor will, fully and accurately present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Lender, no material adverse change has occurred in the financial condition of Guarantor, nor, except as heretofore disclosed in writing to Lender, has Guarantor incurred any material liability, direct or indirect, fixed or contingent; (f) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; and (g) Guarantor has read and fully understands the provisions contained in the Note, the Loan Agreement, the Security Instruments and the other Loan Documents.
Section 14.    Notices.
All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.
Section 15.    Cumulative Rights.
All of the rights and remedies of Lender under this Guaranty and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right or remedy of Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed and delivered by Lender to Guarantor.
Section 16.    Term of Guaranty.
This Guaranty shall continue in effect until all the Guaranteed Obligations and all of the obligations of Guarantor to Lender under this Guaranty are fully and finally paid, performed and discharged and are not subject to any bankruptcy preference period or any other disgorgement.
Notwithstanding anything stated to the contrary in this Guaranty, in the event that Lender or its nominee or any third party takes record title to a Property of a Borrower (a “Released Borrower”) following the exercise of Lender’s rights and remedies under the Loan Documents, Guarantor shall nonetheless have the right to terminate its continuing liability under clause (ii) of Section 1(a) of this Guaranty with respect to the Released Borrower’s obligations under the Environmental Agreement delivered by the Released Borrower (and only as to such obligations), upon fulfillment of each of the following conditions to the reasonable satisfaction of Lender:
(a)    Guarantor or the Released Borrower shall have delivered to Lender a new environmental insurance policy which insures Lender (“New Environmental Insurance Policy”) and which:
(i)    is comparable to the existing Environmental Insurance Policy approved by Lender except the policy limits shall be at least $5,000,000 for each occurrence and in the aggregate with a retention of no greater than $100,000; and
(ii)    is issued by the same company as the existing Environmental Insurance Policy or a replacement company with an AM Best’s Rating equivalent or better than A‑ (Excellent)/IX; and
(iii)    has a term of three (3) years from the date of issuance; and
(b)    Lender shall have received evidence that all premiums for three (3) years coverage under such New Environmental Insurance Policy have been prepaid in full.
Such termination of Guarantor’s liability under clause (ii) of Section 1(a) of this Guaranty with respect to a Released Borrower’s obligations under the Environmental Agreement delivered by such Released Borrower, shall become effective only upon the delivery by Lender to Guarantor of a specific written acknowledgment of the satisfaction of all of the foregoing conditions and the termination of such obligations, which acknowledgement Lender agrees to provide unless any of the conditions to such termination have not been satisfied. This Section 16 shall under no circumstance be interpreted to terminate or limit any of Guarantor’s liabilities in

Section 1(a) of this Guaranty except to the extent such liabilities relate to a Released Borrower’s obligations under the Environmental Agreement delivered by such Released Borrower, and in no event shall this Section 16 be interpreted to terminate or limit Guarantor’s liabilities in Section 1(a) as to any other Borrower’s obligations under the Environmental Agreement delivered by such other Borrower unless and until the conditions of this Section 16 are satisfied as to such other Borrower.
Notwithstanding anything stated to the contrary in this Guaranty, in the event that a Borrower successfully exercises its right to terminate its continuing liability under the Environmental Agreement delivered by such Borrower pursuant to and in accordance with the terms and conditions of Section 7 thereof, Guarantor’s liability under clause (ii) of Section 1(a) of this Guaranty with respect to its guaranty of such Borrower’s obligations under the Environmental Agreement delivered by such Borrower (and only as to such obligations) shall automatically terminate.
Section 17.    Financial Statements.
Guarantor agrees to provide to Lender, as and when required, the Financial Statements and other financial information required to be delivered to Lender with respect to Guarantor pursuant to the terms of the Loan Agreement and the other Loan Documents, in the form and detail required by the Loan Documents. Guarantor also agrees to provide to Lender such other and further financial information with respect to Guarantor as Lender shall from time to time reasonably request. Acceptance of any Financial Statement by Lender, whether or not in the form prescribed herein, shall be relied upon by Lender in the administration, enforcement, and extension of the Guaranteed Obligations.
Section 18.    Subrogation.
Guarantor shall not have any right of subrogation under any of the Loan Documents or any right to participate in any security for the Guaranteed Obligations or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Guaranteed Obligations have been fully and finally paid, performed and discharged in accordance with Section 17 above, and Guarantor hereby waives all of such rights.
Section 19.    Time of Essence.
Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.
Section 20.    Entire Agreement; Counterparts; Construction.
This Guaranty embodies the entire agreement between Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty shall be effective upon execution by Guarantor and delivery to Lender. This Guaranty may not be modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. This Guaranty has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. As used herein, the words “include” and “including” shall be interpreted as if followed by the words “without limitation.”
Section 21.    [Intentionally Omitted.]
Section 22.    Forum.
Guarantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Guaranty and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Guaranty may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address for notice set forth in this Guaranty, or at a subsequent address of which Lender received actual notice from Guarantor in accordance with the notice section of this Guaranty, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Guarantor in any other court or jurisdiction.
Section 23.    WAIVER OF JURY TRIAL.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY DISPUTE (AS DEFINED IN THE LOAN AGREEMENT) AND ANY ACTION ON SUCH DISPUTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND LENDER, AND GUARANTOR AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
Section 24.    Credit Verification.

Each legal entity and individual obligated on this Guaranty, whether as a Guarantor, a general partner of a Guarantor or in any other capacity, hereby authorizes Lender to check any credit references, verify his/her employment and obtain credit reports from credit reporting agencies of Lender’s choice in connection with any monitoring, collection or future transaction concerning the Loan, including any modification, extension or renewal of the Loan. Also in connection with any such monitoring, collection or future transaction, Lender is hereby authorized to check credit references, verify employment and obtain a third party credit report for the spouse of any married person obligated on this Guaranty, if such person lives in a community property state.
Section 25.    Limited Recourse Provision.
Lender shall have no recourse against, nor shall there be any personal liability to, the members of Guarantor, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Guarantor with respect to the obligations of Guarantor under this Guaranty. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Lender’s right to exercise any rights or remedies against any collateral securing the Loan.

[Signatures begin on following page.]

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty under seal as of the date first written above.

Address of Guarantor:

KBS SOR Properties, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attn: Jeff Rader, Vice President
Fax Number: (949) 417-6518

With copies to:

c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attn: Laurie Selwitz
Fax Number: (949) 417-6518

c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attn: Todd Smith
Fax Number: (949) 417-6520

GUARANTOR:

KBS SOR PROPERTIES, LLC,
a Delaware limited liability company

By: KBS STRATEGIC OPPORTUNITY
   LIMITED PARTNERSHIP,
   a Delaware limited partnership,
   its sole member

   By: KBS STRATEGIC
      OPPORTUNITY REIT, INC.,
      a Maryland corporation,
      its sole general partner

      By: __/s/ David E. Snyder_____________
         David E. Snyder,
         Chief Financial Officer

Address of Lender: Bank of America, N.A. 5 Park Plaza, Suite 500 Irvine, California 92614 Attn: Angela Lowman Fax No.: (877) 233-5758

SIGNATURE PAGE TO KBS SOR POOL II GUARANTY